UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC. (a Minnesota corporation) 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	41-0448030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 22, 2017, Xcel Energy Inc. (the Company) filed a Current Report on Form 8-K (Original Report) to report the appointment of Daniel Yohannes to the Board of Directors (Board) of the Company. This Amendment on Form 8-K/A is being filed to update and supplement the Original Report to disclose the committees of the Board to which Mr. Yohannes has been named. Other than providing the additional information in Item 5.02 below, the other disclosures made in the Original Report remain unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

As previously reported, on February 22, 2017, the Board elected Daniel Yohannes to the Board effective March 1, 2017. On May 17, 2017, the Board appointed Mr. Yohannes to serve on the Audit Committee and the Finance Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2017	Xcel Energy Inc. (a Minnesota corporation)

By:
/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services